Exhibit 10.18

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Stock Purchase Agreement (as defined herein) is made as of March 19, 2025 by and among Sauvegarder Investment Management, Inc. (the “Company”), Spectral IP, Inc. (the “Buyer”), the sellers set forth on Exhibit A attached thereto (each a “Seller”, and collectively, the “Sellers”), and solely for the purposes set forth therein, Spectral AI, Inc. (“Spectral AI”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Buyer, the Company, the Sellers, and, for the limited purposes set forth therein, Spectral AI are parties to that certain Stock Purchase Agreement, dated as of November 4, 2024 (the “Purchase Agreement”);

WHEREAS, the Sellers (including the shareholders of the Company that shall sign a joinder to the Purchase Agreement, as amended by this Amendment, prior to Closing) collectively own one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the “Company Shares”), which represent all of the issued and outstanding Equity Interests of the Company;

WHEREAS, pursuant to Section 10.3 of the Purchase Agreement, the Buyer, Spectral AI and the Major Shareholders desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.	Amendments.

(a)	The definition of “Closing Equity Consideration” as defined in Section 1.1 is hereby deleted and replaced with the following:

“Closing Equity Consideration” means 21,637,142 Buyer Shares, 22,535,714 Buyer Preferred Shares and 147,943 Buyer Warrants, as apportioned among the Sellers as set forth on Exhibit A.

(b)	The definition of “Buyer Warrants” as defined in Section 1.1 is added:

“Buyer Warrants” means warrants of the Buyer representing the right to purchase shares of Buyer Shares upon the equivalent terms and conditions of the outstanding warrants of the Company immediately prior to the Closing.

(c)	Section 2.2(b) shall be amended to add the following clause:

(v) evidence from the Secretary of States of the State of Texas and the State of Delaware, that the Buyer has moved the jurisdiction of its organization from Delaware to Texas.

(d)	Section 6.1 is hereby deleted and replaced with the following:

6.1 The Buyer is duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization.

(e)	Section 7.1(a) and (b) are hereby deleted and replaced with the following:

“(a) amend or otherwise change its certificate of incorporation or bylaws or equivalent Organizational Documents other than to redomicile to the State of Texas;

(b) except for the issuance of shares pursuant to the Subscription Agreements entered into as of March 18, 2025, by and between certain investors and the Company up to 2,465,715 shares of Company Common Stock, the issuance of 147,943 warrants to purchase shares of Company Common Stock and for issuances pursuant to the Company’s LTIP, (i) issue or sell, at a price less than the price of the offering of Company Series A Preferred Stock consummated on June 27, 2024, (ii) transfer, dispose of or encumber its Equity Interests or (iii) redeem, purchase or otherwise acquire any of its Equity Interests.”

(f)	Section 7.7 of the Purchase Agreement is hereby deleted and replaced with the following:

“7.7 Post-Closing Long-Term Incentive Plan. Prior to the receipt of approval for listing shares of the Buyer’s common stock on a national stock exchange, subject only to official notice of issuance, the board of directors of the Company shall approve and adopt the Sauvegarder Investment Management, Inc. 2024 Long-Term Incentive Plan (the “SIM LTIP”), substantially in the form attached hereto as Exhibit C, to be effective on or before one (1) day prior to the Closing Date. The maximum number of shares that may be granted under the SIM LTIP prior to the Closing Date is 12,500,000. Prior to Closing, the shareholders and board of directors of the Buyer will take all reasonable action to adopt and approve the SIM LTIP at the Buyer level and assume all awards outstanding, with the SIM LTIP available to grant awards to all employees of the Buyer.”

(d)	Section 7.8 of the Purchase Agreement is hereby deleted and replaced with the following:

“7.8 Registration Statement. The officers, directors and management team of the Buyer will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable, and will work with the Company’s management team in connection with the filing of the Registration Statement with the SEC and such other documents requested by the SEC to complete this offering.”

(g)	Section 7.9 of the Purchase Agreement is hereby deleted and replaced with the following:

“7.9 Spectral AI Forfeiture. Subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the Closing, Spectral AI shall, other than with respect to 1,846,700 Buyer Shares, automatically and irrevocably forfeit, surrender and transfer to the Buyer for no consideration, all Buyer Shares held by it immediately prior to the Closing (such Buyer shares so forfeited, the “Spectral AI Forfeited Shares”. Spectral AI hereby agrees to take such actions as shall be necessary to evidence such forfeiture and surrender, if applicable, of the Spectral AI Forfeited Shares, subject to, conditioned upon and effective as of immediately prior to the Closing. From and after the occurrence of the forfeiture contemplated by this Section 7.9, the Spectral AI Forfeited Shares shall be deemed to be cancelled and no longer outstanding.”

(h)	Section 8.1 of the Purchase Agreement is hereby deleted and replaced with the following:

8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement will be subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following express conditions precedent:

(a)	No Order. There shall be no Order in existence that prohibits or materially restrains the sale of the Company Shares, and there shall be no proceeding pending by any Governmental Authority seeking such an Order.

(b)	Listings. The Buyer shall have satisfied (or is substantially certain to satisfy) all necessary preconditions to list the Company’s shares of common stock on a national stock exchange.

(c)	Approvals. The Parties shall have received all approvals with any Governmental Authority necessary to consummate the transaction contemplated by this Agreement, including, but not limited to, the expiration or termination of the waiting period under the HSR Act, if applicable

(d)	Joinders. The shareholders of the Company that have not signed this Agreement as of the date hereof, shall have delivered executed joinders in the form attached hereto as Exhibit D.

(f)	Exhibit A to the Purchase Agreement is hereby deleted and replaced with Exhibit A attached hereto.

2. No Other Changes or Modifications. Except as expressly set forth in Section 1 above, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect.

3. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. The parties acknowledge and agree that this Amendment may be executed via “wet” signature or electronic mark, and that delivery of any such signature, agreement or instrument by means of electronic transmission, electronic signature or otherwise, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BUYER:

SPECTRAL IP, INC.

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Chief Executive Officer

SPECTRAL AI, INC.
Solely for purposes of Sections 7.5, 7.9 and Article 10 of the Purchase Agreement:

By:	/s/ J. Michael DiMaio
Name:	J. Michael DiMaio
Title:	Chairman of the Board

COMPANY:

SAUVEGARDER INVESTMENT MANAGEMENT, INC.

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Chief Financial Officer

SELLERS:

ELS FAMILY 1960 LP

By: ELS 1960 Family GP, LLC, its general partner

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	CEO

[Signature Page to Amendment to Stock Purchase Agreement]

OVERLOOK TRADING PARTNERS LLC

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Manager

KB KIDS PARTNERS LLC

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Co-Manager

B23 HEEL ENTERPRISES LLC

By:	/s/ Brian Berman
Name:	Brian Berman
Title:	VP

ELEVEN VENTURES LLC

By:	/s/ Hartley Wasko
Name:	Hartley Wasko
Title:	Manager

[Signature Page to Amendment to Stock Purchase Agreement]

Exhibit A